UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 30, 2008

eRoomSystem Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-31037	87-0540713
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1072 Madison Ave., Lakewood, NJ		08701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(732) 730-0116

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Section 4

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 28, 2008, the audit committee of the board of directors of eRoomSystem Technologies, Inc. (the “Registrant”), after consultation with the Registrant’s independent accountant, determined that the Registrant’s 2007 and 2006 financial statements should no longer be relied upon. This determination was made after a letter from the Securities and Exchange Commission brought to the attention of the audit committee that the Registrant’s assumption that Auction Rate Preferred Securities (“ARPS”) can be considered cash was not in accordance with generally accepted accounting principles as per paragraph 8 and 9 of SFAS 95. As a result, the Registrant restated its previously issued consolidated financial statements for the years ended December 31, 2007 and 2006, in order to reclassify the auction rate securities included in the cash balances presented in the Registrant’s consolidated balance sheets as of December 31, 2007 and 2006. Both the consolidated balance sheets and consolidated cash flow statements were revised as such. An amended Form 10KSB/A was filed promptly thereafter on April 30, 2008. Since the Registrant did not file a Current Report on Form 8-K disclosing this information within four days after making the determination that it needed to restate the consolidated balance sheets for each of the year ended December 31, 2007 and December 31, 2006, the Registrant is filing this Form 8-K at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eRoomSystem Technologies, Inc.
(Registrant)

Date: May 30, 2008	By:	/s/ David A. Gestetner
	Name:	David A. Gestetner
	Title:	President, Chief Executive Officer, Secretary,
and Chairman of the Board
(Principal Executive, Financial, and Accounting Officer)